Exhibit 23.3
Consent of Independent Auditor

We consent to the incorporation by reference in this Registration Statement on Form S-4 of SUPERVALU Enterprises, Inc. of our report dated November 2, 2017, relating to the consolidated financial statements of Associated Grocers of Florida, Inc. and Subsidiaries, appearing in the Current Report on Form 8-K/A filed by SUPERVALU INC. on February 23, 2018.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

West Palm Beach, Florida
June 12, 2018